Exhibit 99.1

Scripps announces a series of transactions to refinance its revolver and 2026, 2028 term loans

March 11, 2025

CINCINNATI - The E.W. Scripps Company (NASDAQ: SSP) has entered into a transaction support agreement (TSA) with lenders representing more than 70% of the aggregate principal amount of Scripps’ outstanding tranche B-2 term loans due May 2026 and tranche B-3 term loans due June 2028. The company has also entered into commitment letters with accounts receivable securitization providers for a new A/R securitization facility and its revolving banks to extend a portion of its revolving credit facility through July 2027. These transactions will provide Scripps the runway and liquidity to continue the progress of its strategic and operating initiatives.

The transactions include:

•Repayment or extension of up to $1.3 billion of existing term loans
The initial consenting lenders holding existing B-2 term loans will exchange certain of their existing B-2 term loans (not otherwise repaid as part of these transactions) for new B-2 term loans due June 2028 and initial consenting lenders holding existing B-3 term loans will exchange their existing B-3 term loans for a combination of new B-2 term loans and new B-3 term loans due November 2029.

•New committed financings to support successful execution of the transactions
The company executed commitment letters with new lenders to provide for a $450 million accounts receivable securitization facility, with a portion of such proceeds used to partially repay the existing B-2 term loans and certain initial consenting holders to provide new B-2 term loans, the proceeds of which will be used for cash repayment of any existing B-2 term loans not exchanged or repaid with the proceeds of the accounts receivable securitization facility.

•Commitment to enter into a new revolving credit facility to support go forward liquidity
The company executed a commitment letter with certain existing lenders to provide a new $208 million revolving credit facility due July 2027. The new revolving credit facility will extend and substantially replace a portion of the company’s existing revolving credit facility, with the remaining committed amount of the existing revolver still available for draw.

All holders of existing B-2 term loans and existing B-3 term loans will be offered the opportunity to exchange their term loans for new B-2 term loans and/or new B-3 term loans, as applicable.

Following the transactions, no existing B-2 term loans will remain outstanding. Existing B-3 term loans that remain outstanding after the transaction will be subordinated in right of payment to the new B-2 term loans, new B-3 term loans, new revolving credit facility and non-extended revolving credit facility. The company expects to complete the transactions by April.

“Our agreement includes a series of actions to transform Scripps’ balance sheet and strengthen our ability to implement key strategic initiatives that support our ongoing transformation,” Scripps Chief Financial Officer Jason Combs said. “We are grateful for the broad-based support from our existing and new investors that contributed to this attractive refinancing. As we move forward, we remain focused on improving the company's operating performance, managing our debt and positioning the company for the future.”

The company will file a Form 8-K with the Securities and Exchange Commission that will contain further details regarding the terms of the transactions. The foregoing descriptions of the transactions do not purport to be complete and are qualified in their entirety by reference to the Form 8-K and TSA.

Simpson Thacher & Bartlett LLP served as counsel and Perella Weinberg Partners served as financial advisor to the company. Davis Polk & Wardwell LLP served as counsel and Moelis & Company LLC served as financial advisor to an ad hoc group of certain of the initial consenting holders. Cahill Gordon & Reindel LLP acted as counsel to JPMorgan Chase Bank, N.A., as left lead arranger with respect to the new revolving credit facility. Mayer Brown LLP served as counsel to PNC Bank, National Association, as administrative agent and a lender with respect to the new accounts receivable securitization facility. Orrick Herrington & Sutcliffe LLP served as counsel to KKR Credit Advisors (US) LLC, on behalf of itself, certain of its affiliates and its or their managed funds and accounts, as a lender with respect to the new accounts receivable securitization facility.

This press release is not intended to be, and does not constitute, an offer to sell, buy or subscribe for any securities or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States or any other jurisdiction. No offer of securities shall be made absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward-looking statements
This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “anticipate,” “intend,” “expect,” “estimate,” “could,” “should,” “outlook,” “guidance,” and similar references to future periods. Examples of forward-looking statements include, among others, statements the company makes regarding expected operating results and future financial condition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of the industry and the economy, the company’s plans and strategies, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstance that are difficult to predict and many of which are outside of the company’s control. The company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: change in advertising demand, fragmentation of audiences, loss of affiliation agreements, loss of distribution revenue, increase in programming costs, changes in law and regulation, the company’s ability to identify and consummate strategic transactions, the controlled ownership structure of the company, and the company’s ability to manage its outstanding debt obligations. These statements include, but are not limited to, statements related to the transactions described above, including the company’s ability to complete any of the transactions on the terms contemplated by the TSA (and related commitment letters), on the timeline contemplated or at all, and the company’s ability to realize the intended benefits of any such transactions.

A detailed discussion of such risks and uncertainties is included in the company’s Form 10-K, on file with the SEC, in the section titled “Risk Factors.” Any forward-looking statement made in this document is based only on currently available information and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Media contact: Becca McCarter, The E.W. Scripps Company, (513) 410-2425, rebecca.mccarter@scripps.com
Investor contact: Carolyn Micheli, The E.W. Scripps Company, (513) 313-5910, carolyn.micheli@scripps.com

About Scripps
The E.W. Scripps Company (NASDAQ: SSP) is a diversified media company focused on creating a better-informed world. As one of the nation’s largest local TV broadcasters, Scripps serves communities with quality, objective local journalism and operates a portfolio of more than 60 stations in 40+ markets. Scripps reaches households across the U.S. with national news outlets Scripps News and Court TV and popular entertainment brands ION, ION Plus, ION Mystery, Bounce, Grit and Laff. Scripps is the nation’s largest holder of broadcast spectrum. Scripps is the longtime steward of the Scripps National Spelling Bee. Founded in 1878, Scripps’ long-time motto is: “Give light and the people will find their own way.”